Exhibit 99.1
PRESS RELEASE
Investor Relations:                                Media:
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PHILIP MORRIS INTERNATIONAL INC. PRESENTS AT THE
MORGAN STANLEY GLOBAL CONSUMER & RETAIL CONFERENCE; REVISES, FOR CURRENCY ONLY, 2016 FULL-YEAR REPORTED DILUTED EPS FORECAST

NEW YORK, November 16, 2016 – Philip Morris International Inc.’s (“PMI”) (NYSE/Euronext Paris: PM) Chief Financial Officer, Jacek Olczak, addresses investors today at the Morgan Stanley Global Consumer & Retail Conference in New York.
The presentation and Q&A session are being webcast live at www.pmi.com/webcasts in a listen-only mode, beginning at approximately 10:40 a.m. Eastern Time. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp. An archived copy of the webcast, together with slides, will be available on the same site. Highlights of the presentation include:

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PMI revises, for currency only, its 2016 full-year reported diluted earnings per share forecast to be in a range of $4.46 to $4.51 versus $4.42 in 2015. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.42 for the full-year 2016, the diluted earnings per share range represents a projected increase of approximately 10.5% to 11.5% versus adjusted diluted earnings per share of $4.42 in 2015.

•	This forecast does not include any share repurchases in 2016.

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The adjusted diluted EPS of $4.42 in 2015 is calculated as reported diluted EPS of $4.42, plus a $0.03 per share charge related to asset impairment and exit costs, less a $0.03 per share benefit related to discrete tax items.

•	This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events.

•	In the fourth quarter of 2016, PMI continues to anticipate:

•	Strong currency-neutral net revenue growth, excluding excise taxes, supported by a favorable pricing variance of approximately 8% to 9% of fourth-quarter 2015 net revenues, excluding excise taxes; and

•	A favorable cost comparison, reflecting incremental investments made in the fourth quarter of 2015.

•	PMI’s weekly HeatSticks market share in Japan reached 4.9% in the last week of October 2016.

Forward-Looking and Cautionary Statements
The presentation, related discussion and this release contain statements that, to the extent they do not relate strictly to historical or current facts, constitute "forward-looking statements" within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans, estimates and expectations, and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
The risks and uncertainties relating to the forward-looking statements in the presentation, related discussion and this release include those described under Item 1A. “Risk Factors” in PMI’s Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission. PMI does not undertake to publicly update or revise any forward-looking statements, except in the normal course of its public disclosure obligations.

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.